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Exhibit 23.9

CONSENT OF DIRECTOR NOMINEE

        I hereby consent to being named in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-113951), of AXIS Capital Holdings Limited, a Bermuda corporation ("AXIS Capital"), and in all subsequent amendments and post-effective amendments or supplements to the Registration Statement (including the prospectus contained therein), as a director nominee of AXIS Capital.

Dated: April 5, 2004

/s/ HENRY B. SMITH Henry B. Smith Director Nominee

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CONSENT OF DIRECTOR NOMINEE